UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-l2

Rocky Mountain Chocolate Factory, Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 23, 2024

June 28,2024

The 2024 Annual Meeting of Stockholders of Rocky Mountain Chocolate Factory, Inc. (the “Annual Meeting”) will be held on Friday, August 23, 2024 at 10:00 a.m. (Mountain Time) virtually by live webcast at https://meetnow.global/MAFTULC for the following purposes:

1.	To elect five nominees named in this Proxy Statement as directors, each to hold office until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2025;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To approve the Rocky Mountain Chocolate Factory, Inc. 2024 Omnibus Incentive Compensation Plan; and

5.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record of Rocky Mountain Chocolate Factory, Inc.’s common stock at the close of business on June 28, 2024 are entitled to vote at the Annual Meeting and any postponements or adjournments of the Annual Meeting.

This year’s Annual Meeting will be a virtual meeting only, and stockholders will not have the option of attending in person. There is no physical location for the Annual Meeting. The Company recognizes the importance of stockholders having the opportunity to visit the Company’s principal executive offices. As a result, the Company anticipates holding an Investor Day on September 12, 2024, where stockholders may visit the Company’s principal executive offices located at 265 Turner Drive, Durango, CO 81303. The Stockholders attending the Annual Meeting virtually will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting https://meetnow.global/MAFTULC and entering control number which can be found on your notice of the Annual Meeting, on your proxy card or on the instructions that accompanied your proxy materials. Stockholders attending the Annual Meeting are encouraged to pre-register at https://meetnow.global/MAFTULC by 10:00 a.m. (Mountain Time), on Thursday, August 22, 2024 and log into the live webcast platform beginning at 9:45 a.m. (Mountain Time) on the Annual Meeting date. We would appreciate your early registration so that the Annual Meeting may start promptly at 10:00 a.m. (Mountain Time) on the Annual Meeting date.

If you plan to participate in the Annual Meeting, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

By order of the Board of Directors

/s/ Starlette B. Johnson
Starlette B. Johnson, Chair of the Board of Directors

June 28,2024

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:    Our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, Proxy Statement and Proxy Card are available at https://www.envisionreports.com/RMCF.

Your vote is important.    Please vote as promptly as possible electronically via the phone or Internet or by completing, signing, dating and returning the proxy card or voting instruction card.

Proxy Statement

This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Rocky Mountain Chocolate Factory, Inc. in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held entirely virtually by live webcast on Friday, August 23, 2024, at 10:00 a.m. (Mountain Time).

This Proxy Statement and the enclosed proxy card are first being furnished to our stockholders on or about June 28, 2024.

2024 PROXY STATEMENT SUMMARY

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended February 29, 2024 in full carefully before voting.

2024 ANNUAL MEETING OF STOCKHOLDERS

Date:	August 23, 2024

Time:	10 a.m. (Mountain Time)

Location:

This year’s Annual Meeting will be held entirely virtually. Stockholders will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting https://meetnow.global/MAFTULC

Record Date:	June 28, 2024

Number of Shares of Common Stock Eligible to Vote as of the Record Date:	6,341,595

VOTING MATTERS

		Board Recommendation		Page Reference (for more detail)
Proposal 1:	Elect five Directors	☒	FOR EACH NOMINEE	36
Proposal 2:	Ratify the appointment of CohnReznick LLP as Independent Registered Public Accounting Firm for the 2025 Fiscal Year	☒	FOR	37
Proposal 3:	Approve, on an advisory basis, the compensation of our named executive officers	☒	FOR	38
Proposal 4:	Approve the Rocky Mountain Chocolate Factory, Inc. 2024 Omnibus Incentive Compensation Plan	☒	FOR	39

OUR DIRECTOR NOMINEES

You are being asked to vote on these five directors. All directors are currently elected annually by a plurality of votes cast. Detailed information about each director’s background and areas of expertise can be found beginning on page 7.

		Director		Committee Membership
Name	Age	Since	Principal Occupation	AC	CC	NCGC
Jeffrey R. Geygan	63	2021	Interim Chief Executive Officer of Rocky Mountain Chocolate Factory, Inc.
Starlette B. Johnson	61	2023	Independent Consultant	CM	CM	CM
Charles B. Arnold	47	2024	Chief Financial Officer of Abernathey Holdings, LLC	C
Steven L. Craig	69	2023	Real Estate Developer	CM	C	CM
Mark O. Riegel	44	2021	President and Chief Executive Officer of FroDo Baking Company, LLC	CM	CM	C

AC	Audit Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee
C	Chair of Committee
CM	Committee Member

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Size of Board (set by the Board)	5
Number of Independent Directors	4
Independent Chairperson of the Board	Yes
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Annual Director Elections	Yes
Voting Standard for Election of Directors	Plurality
Diversity of Board background, experience and skills	Yes

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
265 Turner Drive
Durango, CO 81303

_________________________________________________________________

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 23, 2024

_________________________________________________________________

This Proxy Statement, along with a proxy card,
is being made available to our stockholders beginning on or about June 28, 2024

GENERAL INFORMATION

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Rocky Mountain Chocolate Factory, Inc. of proxies to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held Friday, August 23, 2024 at 10:00 a.m. (Mountain Time). References in this Proxy Statement to the “Company,” “we,” “our,” and “us” are to Rocky Mountain Chocolate Factory, Inc.

The Annual Meeting will be held entirely virtually via live webcast. You will be able to attend and participate in the Annual Meeting online by visiting https://meetnow.global/MAFTULC, where you will be able listen to the Annual Meeting live, submit questions, and vote.

If you plan to attend the Annual Meeting online, you will need the 15-digit control number included on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. (Mountain Time). Online check-in will begin at 9:45 a.m. (Mountain Time) and you should allow ample time for the online check-in procedures.

Any change to the date or location of the meeting will be announced via press release, a copy of which will be available on EDGAR and on our website at https://ir.rmcf.com. Stockholders may provide their proxy by using the Internet, telephone or by completing, signing, dating and returning the proxy card or voting instruction card, each as explained below under the heading “Voting Methods.” As always, we encourage you to vote your shares prior to the Annual Meeting.

Stockholders Entitled to Vote

Holders of shares of our common stock, our only class of issued and outstanding voting securities, at the close of business on June 28, 2024 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting. As of the Record Date, 6,341,595 shares of our common stock were issued and outstanding. Each share is entitled to one vote on each matter properly brought to the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting by contacting our Corporate Secretary, Tracy Wojcik, for a period of at least 10 days preceding the date of the Annual Meeting.

Quorum

The presence, virtually or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, or 3,170,798 shares, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and you vote.

The Annual Meeting may be adjourned or postponed from time to time and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders designated by the Company or to vote at the Annual Meeting. If you are a stockholder of record of your shares, and you do not vote by proxy card, by telephone, via the Internet or while virtually attending the Annual Meeting, your shares will not be voted at the Annual Meeting.

Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker, trust or other nominee, and that organization is considered the stockholder of record. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your bank, broker, trustee, or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote, which is referred to herein as a broker non-vote, as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a brokerage firm, bank, broker, trust or other nominee, you may not attend the Annual Meeting virtually nor vote your shares at the Annual Meeting unless you first obtain a proxy issued in your name from your brokerage firm, bank, broker, trust or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to Computershare Trust Company, N.A.: (1) by email to legalproxy@computershare.com or (2) by mail: Computershare, Rocky Mountain Chocolate Factory, Inc. Legal Proxy, P.O. Box 43078, Providence, RI 02940-3078 no later than 5:00 p.m. Eastern Time on August 22, 2024.

Broker Non-Votes

Broker non-votes are shares held by brokers, banks, trustees or other nominees who are present virtually or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees, or other nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The routine matter to be considered at the Annual Meeting is the ratification of the appointment of the Company’s independent registered public accounting firm. The proposals for the (i) election of directors, (ii) advisory vote on our executive compensation (“say-on-pay”) and (iii) approval of the Rocky Mountain Chocolate Factory, Inc. 2024 Omnibus Incentive Compensation Plan at the Annual Meeting are all considered to be non-routine matters. As a result, if you do not provide your brokerage firm, bank, broker, trust or other nominee with voting instructions on non-routine matters, your shares will not be voted on any non-routine proposal.

Voting Matters

Proposal	Votes Required	Treatment of Votes Withheld, Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1 – Election of Five (5) Directors	Plurality of votes cast	Abstentions, votes withheld and broker non-votes will not be taken into account in determining the outcome of the proposal	No

Proposal 2 – Ratification of Appointment of CohnReznick LLP as our Independent Registered Public Accounting Firm for the 2025 Fiscal Year	Majority of shares present and entitled to vote on the proposal virtually or represented by proxy	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes

Proposal 3 – Approval, on an advisory basis, of the compensation of our named executive officers	Majority of shares present and entitled to vote on the proposal virtually or represented by proxy	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No

Proposal 4 – Approval of the Rocky Mountain Chocolate Factory, Inc. 2024 Omnibus Incentive Compensation Plan	Majority of shares present and entitled to vote on the proposal virtually or represented by proxy	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the director nominees and Proposals 2 through 4.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have discretion to vote on those matters for you.

Voting Methods

You may vote during the Annual Meeting, or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.envisionreports.com/RMCF	Calling toll-free from the United States, U.S. territories and Canada to 1-800-652-VOTE (8683)

We encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted. If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee.

If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by the Corporate Secretary of the Company prior to the date of the Annual Meeting; (ii) by voting again via the Internet or by telephone at a later time; (iii) by executing and delivering to the Corporate Secretary of the Company a proxy dated as of a later date than a previously executed and delivered proxy; or (iv) by attending virtually the Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, without further action, revoke a proxy.

If your shares are held by a broker, bank, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares.

We pay the costs of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sets forth information regarding our directors and executive officers as of June 28, 2024:

			Committee Membership
Name, Age	Age	Position	AC	CC	NCGC
Jeffrey R. Geygan	63	Interim Chief Executive Officer; Director
Ryan R. McGrath	50	Sr. Vice President – Information Technology
Starlette B. Johnson	61	Director– Chair of the Board of Directors	CM	CM	CM
Charles B. Arnold	47	Director	C
Steven L. Craig	69	Director	CM	C	CM
Mark O. Riegel	44	Director	CM	CM	C

AC	Audit Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee
C	Chair of Committee
CM	Committee Member

JEFFREY R. GEYGAN

Age: 64 Interim Chief Executive Officer Since: 2024	Committee Memberships: None	Other Public Directorships: Climb Global Solutions, Inc.

Jeffrey R. Geygan has served as a member of the Board since August 2021, as Chair of the Board from June 2022 to May 2024 and has served as Interim Chief Executive Officer since May 2024. Mr. Geygan has served as a director of Climb Global Solutions, Inc. (Nasdaq: CLMB) since February 2018, and as Chair of the Board since May 2018. Mr. Geygan has served as the Chief Executive Officer and President of Global Value Investment Corp., an investment research and advisory services firm, since its founding in 2007. Mr. Geygan previously served as a Senior Portfolio Manager at UBS Financial Services and as a Senior Portfolio Manager of Salomon Smith Barney, Inc. Global Value Investment Corp. beneficially owns approximately 19.5% of the Company’s common stock as of June 28, 2024. Mr. Geygan has taught undergraduate and graduate-level courses at IE University in Madrid, Spain, the University of Wisconsin — Milwaukee Lubar School of Business, and the College of Charleston. He serves on the Advisory Board of the University of Wisconsin — Madison Department of Economics. Mr. Geygan received a Bachelor of Arts degree in Economics from the University of Wisconsin.

Skills and Qualifications: Mr. Geygan brings significant years of experience with public company business strategy, capital markets, finance and corporate governance to the Board.

RYAN R. MCGRATH

Age: 50 Sr. Vice President – Information Technology Since: 2017

Ryan R. McGrath has served as our Senior Vice President – Information Technology since May 2024 and served as VP— Information Technology since August 2017. Since joining the Company in 2009, Mr. McGrath has served in various positions including Systems Analyst and Director of IT. Prior to joining the Company, Mr. McGrath held various operating and information technology roles, including work for Sports Express, a travel logistics company, where he focused on software, database and application development. He received a Bachelor of Science degree in Computer Science and Engineering from the University of Colorado-Denver.

STARLETTE B. JOHNSON Chair of the Board of Directors

Age: 61 Board Member Since: 2023	Committee Memberships: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.	Other Public Directorships: None

Starlette B. Johnson has served as a member of the Board since March 2022. From January 2024 to May 2024, Ms. Johnson served as our Interim Chief Executive Officer, and is currently our Board Chair. Ms. Johnson has served as a consultant to the hospitality and entertainment industries, through SBJ Advisory Group, LLC, working with both public and private companies since 2012. From October 2020-December 2023, she served on the board of Tastemaker Acquisition Corporation (NASDAQ: TMKR), a special purpose acquisition company focusing on the restaurant, hospitality, and related tech and services sectors, and served as Chair of the Audit Committee. Ms. Johnson also has served on the board of Jack’s Family Restaurants since October of 2019 after the acquisition of the company by AEA Partners and currently serves on the Audit and Marketing Committees. From March 2021 through May 2023, Ms. Johnson joined the board of ARKO Corp. (NASDAQ: ARKO), the sixth largest convenience store chain in the United States in March 2021 and served as Chair of the Nominating/Governance Committee and as a member of the Audit and Compensation Committees. From September 2012 (post its IPO) through February 2023, she served as a member of the Audit Committee, as Chair of the Nominating/Governance Committee and as Chair of the Compensation Committee for Chuy’s Inc. (NASDAQ: CHUY), a full-service casual Mexican chain. Ms. Johnson served as Chair of the Board for privately-held SusieCakes, a classic desserts bakery based in Southern California from December 2014 through December 2020. She also served as a member of the Board and Chair of the Audit Committee of Bojangles’ Famous Chicken ‘n Biscuits (NASDAQ: BOJA) from March 2016 until the completion of its go-private transaction in January 2019. From January 2019 through October 2020, Ms. Johnson served as a board member and as Interim President of the Lucky Strike Entertainment Group after its acquisition by Wellspring Capital Management, reporting directly to the board. Ms. Johnson received an MBA from Duke University, and a Bachelor of Science degree in Finance from Virginia Tech. She is currently serving a 2-year term as the Chairman of the Virginia Tech Foundation, since October 2021. Prior to her Chair position, Ms. Johnson was a member of the Virginia Tech Foundation Investment Committee from 2017-2021.

Skills and Qualifications: With her extensive experience as a board member for companies in the food, restaurant and hospitality industries, Ms. Johnson brings valuable public company and corporate governance expertise to the Board.

CHARLES B. ARNOLD

Age: 47 Board Member Since: 2024	Committee Memberships: Audit Committee	Other Public Directorships: None

Charles B. Arnold has served as a member of the Board since June 2024. Mr. Arnold is a seasoned professional with board of director experience in strategic planning and evaluation in a regulated industry. Mr. Arnold is currently the Chief Financial Officer of Abernathy Holdings, LLC, and he has served in that role since June 2021. Abernathy Holdings, LLC specializes in the development and construction of Class A Self-Storage facilities throughout the Southwest. Prior to that, Mr. Arnold served as a member of the board of directors of National Security Group, Inc., from May of 2017 to July 2022, where he helped facilitate decision making related to needed actions on debt and strategic decisions on exiting business segments. From June 2011 to December 2021, Mr. Arnold served as Assistant Controller of Church’s Chicken, where Mr. Arnold supervised and assisted in accurate, efficient completion of monthly financial reporting packages. Mr. Arnold received a Bachelor of Business Administration degree in Accounting from Troy State University and an MBA in Accounting from Troy State University and is a member of the American Institute of Certified Public Accountants.

Skills and Qualifications: Mr. Arnold brings valuable audit committee expertise and board experience and franchisor financial operations knowledge.

STEVEN L. CRAIG

Age: 68 Board Member Since: 2023	Committee Memberships: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	Other Public Directorships: None.

Steven L. Craig has served as a member of the Board since December 2023. Mr. Craig is a seasoned business strategist with over 30 years of executive and board experience for both public and private companies, primarily in the real estate sector. For nearly four decades he has developed, owned and operated commercial real estate, primarily outdoor malls for retail shops and restaurants, throughout the United States. Mr. Craig started his career with Ginsburg Craig Associates, which in 1993 merged with Chelsea Property Group, to form Chelsea GCA Realty, Inc. (“Chelsea GCA”). He served as President/Chief Operating Officer and Director of Chelsea GCA from October 1993, when the company went public via an initial public offering on the New York Stock Exchange, until 1995. For the last two decades, Mr. Craig has successfully developed and operated over a dozen centers containing upscale retail shopping and dining destinations in nine U.S. states. Mr. Craig, a philanthropist, made a significant investment in aspiring entrepreneurial youth in his home state of Missouri with the endowment and founding of the Steven L. Craig School of Business at Missouri Western State University in 2009. The Craig School of Business’ Center for Franchise Development trains and develops students to become owners and operators of franchised businesses, including a number of alumni who currently operate 15 Rocky Mountain Chocolate stores. Mr. Craig received his Bachelor of Science degree in Business Administration from the University of Southern California.

Skills and Qualifications:  Mr. Craig brings valuable public company and corporate governance expertise to the Board.

MARK O. RIEGEL

Age: 44 Board Member Since: 2021	Committee Memberships: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	Other Public Directorships: None

Mark O. Riegel has served as a member of the Board since October 2021. Mr. Riegel is a veteran of the consumer goods industry, including seven years within the confectionery industry. Mr. Riegel is currently the President and Chief Executive Officer of FroDo Baking Company, and he has served in that role since January 2021. FroDo Baking Company is a national manufacturer and distributor of frozen dough and baked goods to leading retailers. Prior to that, Mr. Riegel served as Vice President of Marketing for Russell Stover Chocolates from 2017 to 2020, where he was commercially accountable for all marketing turnaround efforts for a $500 million chocolate organization. From 2014-2017, Mr. Riegel served in a variety of marketing leadership roles at Ferrara Candy Company where he was part of a successful private-equity effort to scale and exit to the Ferrero Group in 2017. Prior to that, Mr. Riegel served for seven years in various management positions within Kraft Foods Group pivoting multiple iconic brands back to growth. Mr. Riegel served as an Army Officer from 2002 to 2007 with a combat deployment to Iraq in 2003. He received a Bachelor of Science degree in Engineering at the United States Military Academy and an MBA at the Kellogg School of Management.

Skills and Qualifications: Mr. Riegel brings a unique combination of skills to the Board including a hands-on Chief Executive Officer level perspective, financial and operational acumen, consumer goods marketing skills, and deep confectionary experiences.

Criteria For Board Membership

General

The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

GENERAL CRITERIA

•	Ability to contribute to the Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to our business strategy and operations, including, but not limited to:

•	Experience in the retail, food and beverage, and franchising industries.

•	Financial statement and analysis expertise.

•	Knowledge about our business, peer group or industry, and

•	Experience in corporate leadership roles.

•	Personal integrity and ethical character, commitment and independence of thought and judgment.

•	Capability to fairly and equally represent our stockholders.

•

Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in our best interest.

•	Willingness and ability to devote significant time, energy and attention to the affairs of the Company and the Board.

The Nominating and Corporate Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs and evaluates the experience and skills that would be valuable in new Board members.

Director Skill Set Considerations

The purposes of the Nominating and Corporate Governance Committee include (i) assisting the Board in identifying individuals qualified to become members of the Board; and (ii) approving and recommending qualified director candidates to the Board.

The Nominating and Corporate Governance Committee considers director candidates recommended by stockholders when such recommendation is made in writing (i) delivered pursuant to our Policy on Shareholder Communications with the Board, and (ii) received by us within the time period specified in our Bylaws and as set forth in “Other Information — Deadlines for Submitting Stockholder Proposals and Director Nominations” below.

In determining whether an individual is qualified to serve on the Board, whether recommended by the Nominating and Corporate Governance Committee or by stockholders, the Nominating and Corporate Governance Committee considers relevant factors, including, but not limited to, an individual’s independence, knowledge, skill, training, experience and willingness to serve on the Board. Any stockholder wishing to recommend a candidate for consideration by the Company may do so by submitting a written recommendation to the Nominating and Corporate Governance Committee in accordance with the procedures set forth under “Other Information — Deadlines for Submitting Stockholder Proposals and Director Nominations.”

In identifying potential candidates for the Board, the Nominating and Corporate Governance Committee generally relies on a variety of resources to identify potential candidates, which, among other things and depending on the circumstances, may include its and the Board’s network of contacts, corporate search resources, and independent third-party professional search firms. By utilizing a broad variety of resources as deemed appropriate by the Nominating and Corporate Governance Committee in light of the then-current mix of Board attributes and any previously identified potential candidates, the Nominating and Corporate Governance Committee believes it will be able to identify, evaluate and consider a diverse range of qualified candidates, including candidates that increase the intellectual and professional diversity of the Board.

Board Commitment to Diversity

Board diversity of thought, opinion, perspective and experience are critical to our success. While we do not have a formal policy on Board diversity, we are committed to building a Board that consists of the optimal mix of skills, expertise, and professional capabilities to effectively oversee the execution of our business strategy and meeting our evolving needs. The Nominating and Corporate Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of thought, opinion, perspective, experience and background on the Board.

As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view.

The listing requirements of Nasdaq Stock Market LLC (“Nasdaq”), require each listed smaller reporting company to have, or explain why it does not have, at least one diverse director on the board, including at least one diverse director who self-identifies as female. Our current board composition is in compliance with these Nasdaq imposed requirements. Each term used above, and in the matrix below, has the meaning given to it in Nasdaq Listing Rule 5605(f).

The matrix below provides certain highlights of the composition of the Board members based on self-identification:

Board Diversity Matrix (As of June 28, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	3		1

Part II: Demographic Background
African American or Black	0
Alaskan Native or Native American	0
Asian	0
Hispanic or Latinx	0
Native Hawaiian or Pacific Islander	0
White	4
Two or More Races or Ethnicities	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

No Family Relationships

There are no family relationships between any of our officers and directors.

Proxy Access Bylaw

In an effort to improve our corporate governance practices and in response to requests from our stockholders, the Board implements proxy access with the following parameters:

Ownership Threshold:	3% of outstanding shares of our common stock
Nominating Group Size:	Up to 20 stockholders may combine to reach the 3% ownership threshold
Holding Period:	Continuously for three years
Number of Nominee:	The greater of one nominee or 25% of the Board

We believe these proxy access parameters reflect a well-designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our stockholders. Stockholders who wish to nominate directors for inclusion in our proxy statement in accordance with proxy access must follow the procedures in Section 2.13 of our Bylaws.

Code of Conduct and Code of Ethics for Senior Financial Officers

We have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, in accordance with the applicable rules of Nasdaq, we have adopted a Code of Conduct applicable to all our officers, directors and employees. The text of each of the Code of Ethics for Senior Financial Officers and the Code of Conduct (together, the “Codes”) is available on our website at https://ir.rmcf.com/corporate-governance/governance-documents. If we waive, or implicitly waive, any material provision of either of the Codes, or substantively amend either of the Codes, we will disclose that fact on our website within four business days.

Insider Trading Policy

Under the terms of our Insider Trading Policy (the “Insider Trading Policy”), our executive officers and directors are prohibited from: trading in call or put options involving our securities and other derivative securities; engaging in short sales of our securities; holding our securities in margin status in an investment account; all forms of hedging or monetizing our transactions, such as zero-cost collars and forward sale contracts; and pledging company securities to secure margin or other loans. The text of the Insider Trading Policy is available under the “Governance” tab on the “Investors” section of our website at https://ir.rmcf.com/corporate-governance/governance-documents.

The Board

The Board currently consists of five members. Pursuant to our Bylaws, the number of directors on the Board is established by the Board. Effective March 8, 2023, the Board appointed Starlette B. Johnson as a member of the Board. On December 4, 2023, the Board appointed Steven L. Craig as a member of the Board in connection with an increase of the Board from five members to six members. On January 27, 2024, Robert Sarlls resigned as a member of the Board and the size of the Board was reduced to five members. On June 6, 2024, Brett P. Seabert resigned as a member of the Board. On June 25, 2024 the Board appointed Charles B. Arnold as a member of the Board to fill the vacancy resulting from Mr. Seabert's resignation.

During fiscal year 2024, the Board met 11 times. Each director attended at least 99% of the total Board meetings and meetings of committees on which he or she served. Although we do not have a formal policy regarding attendance by members of the Board at our Annual Meeting, we strongly encourage all directors to attend. All but one of our directors attended our 2023 Annual Meeting of Stockholders.

The Board has determined that, with the exception of Mr. Geygan, none of our directors have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq. Mr. Geygan is not considered independent by virtue of his position as our Interim Chief Executive Officer. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

The Board believes its members collectively have diversified experiences, qualifications, attributes, perspectives and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

There are no legal proceedings to which any of our directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

Board Leadership Structure and Role in the Oversight of Risk Management

The Board believes it is appropriate to separate the roles of Chief Executive Officer (“CEO”) and Chair of our Board (“Board Chair”) as a result of the demands of and differences between each role. Starlette B. Johnson serves as the Board Chair. In connection with his appointment as Interim Chief Executive Officer, Jeffrey R. Geygan stepped down as independent Board Chair on May 29, 2024, and the Board unanimously elected Starlette B. Johnson to succeed Mr. Geygan as independent Board Chair. The Board does not have a formal policy regarding separation of the roles of Chief Executive Officer and the Board Chair. The Board has determined that an independent director serving as Board Chair is in the best interests of our stockholders. This structure ensures a greater role of independent directors in the active oversight of our business, including strategy and risk management, and in setting agendas and establishing Board priorities and procedures. This structure also allows our Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations. The Board believes this split structure recognizes the time, effort, and energy the Chief Executive Officer is required to devote to the position as well as the benefits of having an independent director with extensive strategic, operational and leadership expertise serve as the Board Chair.

The duties and responsibilities of our Board Chair include: (i) chairing Board meetings, including presiding over all executive sessions of the Board (without management present) at regularly scheduled Board meeting; (ii) consulting with the Chief Executive Officer on such other matters as are pertinent to the Board and the Company; (iii) working with management to determine the information and materials provided to Board members; (iv) creating Board meeting schedules, agenda and other information provided to the Board; (v) the authority to call meetings of the independent directors; (vi) serving as principal liaison between the independent directors and the Chief Executive Officer and senior management; and (vii) being available for direct communication and consultation with stockholders upon request. The Chief Executive Officer is responsible for setting the strategic direction for the Company, with guidance from the Board and for the day-to-day leadership and performance of the Company.

Another key component of our leadership structure is our strong governance practices designed to ensure that the Board effectively carries out its responsibility for the oversight of management. All of our directors, except Mr. Geygan, are independent, and Board committees are comprised entirely of independent directors. In addition, the Board or any of its committee thereof may retain, on such terms as determined by the Board or such committee, as applicable, in its sole discretion, independent legal, financial and other consultants and advisors to assist the Board or committee, as applicable, in discharging its oversight responsibilities.

The Board believes that overseeing how management manages the various risks the Company faces is one of its most important responsibilities to the Company’s stockholders. The Board believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is the responsibility of the full Board. In carrying out this critical duty, the Board meets regularly with key members of management holding primary responsibility for management of risk in their respective areas.

The Audit Committee is responsible for overseeing our financial reporting processes and systems of internal controls regarding finance and accounting and certain other risk management functions as are delegated to the Audit Committee by the Board. The Audit Committee provides a forum for communication among the Board, the independent auditors and our financial and senior management to facilitate open dialogue and promote effective risk management within our Company. In addition, the Audit Committee oversees our whistleblower/complaint procedures for accounting and auditing matters, which procedures provide that complaints or reports of suspected fraud, deficiencies or noncompliance relating to any accounting, internal controls or auditing matters should be promptly reported on an anonymous basis in writing to the chair of our Audit Committee. Similarly, under our Code of Ethics for Senior Financial Officers, persons who become aware of suspected violations of the Code of Ethics for Senior Financial Officers are encouraged to report such suspected violations promptly to the chair of the Audit Committee. Under these policies, the Audit Committee monitors, investigates and makes determinations and recommendations for action to the Board as a whole with respect to suspected violations. Additionally, the Audit Committee has certain oversight functions, including discussing with management the Company’s major financial risk exposures and steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board’s risk assessment and management responsibilities and will do so in the future on an annual basis or more frequently if required. The Compensation Committee believes that the Company has no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on the Company.

The Nominating and Corporate Governance Committee is responsible for, among other things, (i) assisting the Board in identifying individuals qualified to become members of the Board and (ii) approving and recommending qualified director candidates to the Board.

The Board and its committees encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its planning process. The Board and management regularly review best practices in corporate governance and are committed to a structure that fosters principled actions, informed and effective decision-making, and appropriate monitoring of compliance and performance.

The Company is committed to fostering an effective risk management environment to serve the interests of the Company, its customers, and its stockholders. The Board has adopted the Code of Conduct and Code of Ethics for Senior Financial Officers to make clear its expectation for the conduct of our directors, officers and employees.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (each, a “Committee” and collectively, the “Committees”). Each committee operates under a Charter that was approved by the Board and is available under the “Governance” tab on our website at https://ir.rmcf.com/corporate-governance.

Audit Committee

Our Audit Committee consists of Mr. Arnold, Mr. Craig, Ms. Johnson and Mr. Riegel and is chaired by Mr. Arnold. The primary purpose of our Audit Committee is to assist the Board in the oversight of our accounting and financial reporting processes, the audit and integrity of our financial statements, and the qualifications and independence of our independent auditor, and to prepare any reports required of the Audit Committee under the rules of the SEC. The Audit Committee is responsible for, among other things:

•

oversight of the Company’s accounting and financial reporting processes, principles and policies, system of internal controls regarding finance and accounting and the audits of the Company’s financial statements;

•	oversight of the Company’s financial statements and the independent audit thereof;

•	selecting, evaluating and, where deemed appropriate, replacing the independent auditors;

•	evaluating the independence, qualifications and performance of the independent auditor;

•	monitoring the risk management policies and procedures of the Company; and

•	monitoring the Company’s compliance with legal and regulatory requirements.

Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. The Board has determined that all members of the Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq, and that Ms. Johnson and Mr. Arnold each qualify as an “audit committee financial expert” within the meaning of SEC regulations. In fiscal year 2024, the Audit Committee met six times.

Compensation Committee

Our Compensation Committee consists of Mr. Craig, Ms. Johnson, Mr. Riegel and is chaired by Mr. Craig. The responsibilities of our Compensation Committee include, among other things:

•	ensuring that the Company has a performance-based compensation structure that is designed to attract and retain the necessary talent to achieve the Company’s business goals;

•

overseeing and discharging the responsibilities of the Board relating to the compensation of the Company’s executive officers and non-employee directors, including approving the compensation of the (a) Chief Executive Officer, (b) non-employee directors, and (c) the Company’s executive officers, as recommended by the Chief Executive Officer, subject to the authority of the Compensation Committee; and

•	overseeing the Company’s overall employee benefit plans

The Compensation Committee has full authority delegated to it by the Board to determine compensation for our executive officers and non-employee directors. The Compensation Committee determines compensation for our executive officers based on recommendations from our Chief Executive Officer. The Chief Executive Officer is not present during voting or deliberation on his own compensation. The Compensation Committee relies on its judgment when making compensation decisions after reviewing our performance and evaluating each executive’s performance, leadership ability and responsibilities, current compensation arrangements, and other factors.

The Compensation Committee has the authority to use compensation consultants in connection with performance of its duties, and recently engaged an external consultant in the development of our current compensation philosophy, including with respect to the compensation of our new Chief Executive Officer and Chief Financial Officer. The Compensation Committee also oversees the administration of the Company’s equity-based compensation plans.

The Board has determined that all members of the Compensation Committee are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq. In fiscal year 2024, the Compensation Committee met six times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Craig, Ms. Johnson and Mr. Riegel, and is chaired by Mr. Riegel. The responsibilities of the Nominating and Corporate Governance Committee include, among other things:

•	identifying individuals qualified to become members of the Board;

•	selecting and recommending that the full Board select the director nominees for the next annual meeting of stockholders;

•	establishing procedures for the identification and evaluation of director candidates, including any candidates recommended by stockholders;

•

selecting and approving all nominees for Board membership, whether for the slate of director nominees to be presented for stockholder approval at the Company’s annual meeting of stockholders or any director nominees to be appointed by the Board to fill any interim director vacancy or newly created directorship;

•	identifying and recommending to the Board, individuals qualified to become Chief Executive Officer, consistent with criteria approved by the Board;

•	developing and recommending to the Board a set of corporate governance guidelines applicable to the Company;

•	making recommendations to the Board regarding governance matters;

•	overseeing the orientation and facilitating the continuing education of directors; and

•	overseeing the evaluation of the Board and management.

The Board has determined that all members of the Nominating and Corporate Governance Committee are deemed “independent” under the applicable rules and regulations of Nasdaq. In fiscal year 2024, the Nominating and Corporate Governance Committee met once.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of the Board and at other times as deemed necessary. The Board’s policy is to hold executive sessions without the presence of management.

Stockholder Communications with the Board of Directors

The Board has adopted a Policy on Stockholder Communications with the Board in order to facilitate stockholder communications. Under the Policy on Stockholder Communications with the Board, stockholders are encouraged to contact the Board or any individual director or group of directors in writing by sending communications to Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303. Stockholders wishing to formally communicate with the Board, any Board committee, the independent directors as a group or any individual director must send communications directly to the Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Rule 14a-8 under the Securities and exchange Act of 1934, as amended (the “Exchange Act”) and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

A copy of the Policy on Stockholder Communications with the Board is available on our websites at https://ir.rmcf.com/corporate-governance/governance-documents.

Compensation Committee Interlocks and Insider Participation

No current member of our Compensation Committee has ever been an executive officer or employee of ours, except for Ms. Johnson who briefly served as the Company’s Interim Chief Executive Officer from January 2024 to May 2024, as disclosed in this Proxy Statement. None of our officers currently serves, or has served during the last completed year, on the board of directors, compensation committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of the Board or Compensation Committee.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Non-employee directors are generally compensated with a combination of cash retainers for service on the Board and Board Committees, as well as an annual equity award.

Cash Retainer.    Each non-employee director is paid a cash retainer of $8,000 quarterly with the Chair of the Board receiving an additional quarterly retainer of $5,000. The Chair of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each paid an additional quarterly retainer of $2,500.

Equity Awards.    Each non-employee director receives $40,000 of restricted stock units annually on November 30, based on the 10-day volume weighted average price of the Company’s common stock as reported on the Nasdaq Global Market as of the day prior to the grant date. The restricted stock units vest as to 25% of the shares on the grant date, with the remainder vesting in equal quarterly installments over the subsequent 12 months. Equity Awards were not paid to non-employee directors in fiscal year 2024 in order to preserve shares under our 2007 Equity Compensation Plan.

Director Share Ownership Guidelines

The Board has adopted a Director Stock Ownership Policy under which non-employee directors are required to hold shares with a value equal to three times such director’s annual cash retainer for Board service (not including any retainers for service on Board committees). Directors have until the fifth anniversary of the later of (i) date of appointment or (ii) the date of adoption of the policy to meet the ownership requirements.

The following table summarizes the total compensation earned by each of our non-employee directors who served during fiscal year 2024.

Name of Non-Employee Director	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jeffrey R. Geygan(2)	$87,500	$17,407.80	$104,907.80
Starlette B. Johnson(3)	$49,048.95	$30,613	$79,661.95
Steven L. Craig	-	-	-
Mark Riegel	$62,500	$17,407.80	$79,907.80

____________

(1)         This amount reflects the aggregate grant date fair value of restricted stock awards computed in accordance with FASB accounting standards codification (“ASC Topic 718”).
(2)         Mr. Geygan was appointed as our Interim Chief Executive Officer in May 2024.
(3)         Ms. Johnson served as our Interim Chief Executive Officer from January 2024 to May 2024.

EXECUTIVE COMPENSATION

Our Compensation Committee is focused on designing a compensation program that attracts, retains, and incentivizes talented executives, motivates them to achieve our key financial, operational, and strategic goals, and rewards them for superior performance. It is also focused on ensuring that our compensation program aligns our executive officers’ interests with those of our stockholders by rewarding their achievement of specific corporate and individual performance goals.

The Company is and has in the past solicited input from stockholders regarding the executive compensation incentive plans used to motivate, retain, and reward our CEO and named executive officers. Those incentive plans, including the Annual Incentive Performance Plan, Long-Term Incentive Performance Plan (“LTIP”), and Restricted Stock Plan make up a majority of the pay that the Company provides our executives. In the past year, the Company has made a number of changes to executive compensation programs and practices, with the intent to more closely align with stockholder interests and peer public companies.

We believe that our executive compensation programs are structured in the best manner possible to support our Company and business objectives, in addition to supporting and improving upon our traditions and culture that are rooted in over 40 years of Company history.

●

Our compensation programs are substantially tied into our key business objectives and the short- and long-term success of our stockholders. If the value we deliver to our stockholders declines, so does the compensation we deliver to our executives.

●	We maintain a high standard of corporate governance over our executive pay programs, regularly reviewing and adjusting to ensure the interests of management and stockholders remain closely aligned.

●

We monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we remain competitive through our compensation programs, without paying more than is appropriate in comparison to our peer companies. In addition, our Compensation Committee, Board Chair, CEO, and Director of Human Resources engage in an ongoing talent review process to address succession and executive development for our CEO, CFO and other key executives.

As we look forward through fiscal year (“FY”) 2025 and beyond, the Company is focused on delivering high quality confectionary products to our franchise customers and the chocolate consuming public. With our new executive leadership team, the Company will drive cultural and organizational changes designed to create an energized and engaged workforce. Our executives are incentivized to increase total franchise store count, store level profitability, and Company revenue growth, while managing expenses to achieve a targeted annual level of EBITDA. The Compensation Committee believes if these goals are achieved it will result in increased Company profitability and ultimately generate strong total stockholder return (“TSR”).

In light of past low say-on-pay support by stockholders, and in an effort to seek input related to the Company’s Executive Compensation plan framework, the Compensation Committee reached out to stockholders representing over 50% of the Company’s shares outstanding. The outreach targeted a diverse group of stockholders: institutional investors, mutual funds, and individuals investors. Each call included between two and three members of the Compensation Committee.. The Committee ultimately spoke with stockholders representing 36% of our shares of common stock outstanding. The discussions were candid and productive, and we implemented numerous changes directly in response to the feedback received.

Key Changes in Response to Investor Feedback

●	Eliminated discretionary incentive awards – we developed a framework that utilizes a formulaic approach to incentives for FY 2024 and continued its use in FY 2025
●	Implemented performance-based short-term incentives – annual cash incentives based on the achievement of pre-established performance metrics for all named executive officers
●	Majority of FY 2024 LTIP is performance-based – 60% of the annual LTIP award for our named executive officers is subject to a 3-year performance period
●

Adoption of Executive and Director stock ownership guidelines – as of November 10, 2023, our executives and directors are subject to stock ownership guidelines to be achieved over a 5-year period from the date of initial hire or appointment to the board at the following levels:

CEO	3x base salary
Other Named Executive Officers	1x base salary
Directors	3x annual cash retainer

Legacy issues have all been addressed and resolved

●	No problematic severance payments upon retirement
●	No single-trigger equity vesting acceleration
●	No problematic excise tax gross-up and modified single-trigger severance in current or new agreements

Investor feedback also focused on the Company’s Compensation Philosophy. In that regard, the following principles guide the Compensation Committee’s goal of ensuring competitive pay with a direct link to performance:

●	A significant portion of pay should be performance based
●	Compensation should include incentive-based pay to drive performance including both short- and long-term incentives
●	Compensation should include an opportunity for and a requirement of equity ownership to align to the interests of executive officers with those of stockholders
●	Components of compensation should be tied to business and individual performance measured against metrics that directly reflect our business performance

●	Compensation programs should generally be aligned with market practices
●	Compensation programs should serve to retain and motivate talent
●	A majority of compensation should support the alignment of the CEO and the management team with the interests of our stockholders
●

Compensation should create strong incentives for the CEO and the management team to achieve the annual business plan targets established by the Board, and to achieve the Company’s long-term strategic objectives

Compensation Program Best Practices

The Company on a go-forward basis will refrain from:

●	Single trigger cash severance benefits upon a change in control
●	Excise tax gross-up payments for executives
●	Excessive benefits or perquisites
●	Re-pricing or backdating of options without stockholder approval
●	Guaranteed salary increases and bonuses
●	Evergreen or reload stock issuance features.

The Company continues to maintain the following:

●	A clawback policy
●	Engagement of Independent compensation consultants
●	Prohibitions on hedging, pledging and short sales of Company equity securities
●	Equity-based long-term compensation
●	“Double trigger” change in control provisions
●	Stock ownership guidelines for executives and directors
●	Company and senior leadership performance metrics that aim for long term value creation

We are committed to continuous improvement of our executive compensation program in a manner that deepens alignment with, and promotes the long-term interests of, our stockholders. For FY 2025, the Committee has established the executive compensation program with the intention that there be a direct correlation between the Company’s achievement of short- and long-term strategic initiatives and key performance indicators to ultimately deliver stockholder value. The Company’s incentive plans are designed to encourage senior leadership to achieve the business goals contained in the at-risk components of their respective compensation programs with a focus on long term value creation. By having more market-based and achievement-based total compensation, we seek to motivate the best management talent in pursuit of achievement of the Company’s business and financial goals and the creation of stockholder value.

The following tables summarize information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during FY 2024 and FY 2023. Our named executive officers for FY 2024 include Robert J. Sarlls, our former Chief Executive Officer; Starlette B. Johnson, our former Interim Chief Executive Officer; A. Allen Arroyo, our former Chief Financial Officer; and Ryan McGrath, our Sr. Vice President – Information Technology.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each named executive officer for fiscal year 2024 and fiscal year 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Robert J. Sarlls	2024	402,115	150,000	(1)	-	-	-	552,115
Former Chief Executive Officer(5)	2023	279,327	150,000	(4)	168,304	58,213	165,000	820,844	(4)
Starlette B. Johnson	2024	-	-		-	-	-	-
Former Interim Chief Executive Officer(6)	2023	-	-		-	-	-	-
A. Allen Arroyo	2024	284,808	50,000	(1)	-	-	-	334,808
Former Chief Financial Officer(7)	2023	148,077	-		-	-	-	148,077
Ryan R. McGrath	2024	163,419	-		14,910	-	-	178,329
Sr. Vice President - Information Technology	2023	125,385	-		23,760	-	-	149,145

(1)      This amount represents performance cash bonuses earned in fiscal year 2023 and paid in April, 2023.

(2)	This amount reflects the aggregate grant date fair value of restricted stock awards computed in accordance with ASC Topic 718.
(3)	This amount reflects the aggregate grant date fair value of stock options computed in accordance with ASC Topic 718.
(4)	This amount represents a signing bonus paid to Mr. Sarlls in fiscal year 2023.
(5)	Mr. Sarlls’ employment as Chief Executive Officer was terminated on January 27, 2024.
(6)	Ms. Johnson resigned as Interim Chief Executive Officer on May 13, 2024.
(7)	Mr. Arroyo resigned as Chief Financial Officer effective May 17, 2024.

Narrative Discussion of Summary Compensation Table

Salary, Bonus and Stock Awards.    Base salary and cash bonuses for our named executive officers are reviewed on an annual basis by the Compensation Committee in conjunction with performance and upon the recommendations of our Chief Executive Officer. Our Chief Executive Officer is not present during voting or deliberation on his own compensation. Base salary adjustments and cash bonuses are awarded on a discretionary basis based on the Company’s overall performance and a review of each named executive officer’s performance. For fiscal year 2024 our Chief Executive Officer did not receive a discretionary performance bonus. The Compensation Committee did not award any base salary adjustments for the named executive officers for fiscal year 2024, except that, on June 19, 2023, Mr. Sarlls received an increase in base salary of $30,000 and Mr. Arroyo received an increase in base salary of $15,000.

Benefits.    Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms and conditions as our other salaried employees. Other elements of compensation for our named executive officers are participation in Company-wide life insurance, long-term disability insurance, medical benefits and the ability to defer compensation pursuant to a 401(k) plan. Our named executive officers also receive matching contributions from the Company under our 401(k) plan at a rate of 25% up to 1.5% of base salary (subject to certain limitations), which is the same benefit available to all salaried employees.

Employment Agreements

We have entered into employment agreements and/or offer letters with each of our named executive officers, except for Mr. McGrath. The material terms of such agreements are as follows:

Letter Agreement with Robert J. Sarlls

In connection with Mr. Sarlls’ appointment as the Company’s Chief Executive Officer in May 2022, the Company and Mr. Sarlls entered into an offer letter that provides for a compensation package that includes the following key elements:

•	annual base salary of $360,000;

•	performance-based annual cash bonus; and

•	stock option and restricted stock unit awards, including performance-based awards.

In setting Mr. Sarlls’ initial annual base salary, the Compensation Committee reviewed data provided by its compensation consultant, Compensation Advisory Partners, and considered the 50th percentile for annual base salary at peer companies based on this data, and determined to set Mr. Sarlls’ salary approximately 12.5% above such level in recognition of the challenges involved with providing a compelling and competitive compensation package to enable the Company to successfully recruit him to serve as Chief Executive Officer to continue to lead the Company’s transformation.

In accordance with, and in response to feedback from stockholders, the Company confirmed its commitment to tie a significant portion of executive compensation to performance going forward, the Compensation Committee determined that Mr. Sarlls’ initial annual cash incentive bonus opportunity should represent a significant portion of his total annual cash compensation, and set his initial annual cash incentive bonus to represent 50% of his annual base salary, or $180,000 for fiscal year 2023, at target level performance based on achievement of Company performance goals established by the Compensation Committee for applicable fiscal year, with the opportunity to receive up to 200% of annual target bonus for maximum performance. Mr. Sarlls’ annual cash incentive bonus for fiscal 2023 was earned based on achievement of the same performance goals that were already established by the Compensation Committee for the Company’s annual cash incentive bonus program for fiscal year 2023. The payment for any annual cash incentive bonus earned by Mr. Sarlls’ for fiscal 2023 was pro-rated based on his start date.

To further demonstrate the Compensation Committee’s commitment to tying a majority of Chief Executive Officer pay to performance, the Compensation Committee determined that all of the equity incentive compensation to be awarded to Mr. Sarlls should be earned based on performance and should represent an equal portion of his total compensation as his annual base salary. Accordingly, the Compensation Committee determined that Mr. Sarlls be awarded equity incentive grants with a grant date fair value of approximately $360,000 at target performance. The Compensation Committee evaluated the incentives provided by various forms of equity incentive compensation awards and determined that Mr. Sarlls’ awards should be 50% in the form of performance-vesting restricted stock units, or 27,668 RSUs, and 50% in the form of stock options, or 27,668 stock options, that vest over time based on his continued service.

The performance-vesting RSUs will vest following the end of the Company’s fiscal year ending February 2025 with respect to the target number of RSUs if the Company achieves an annualized total shareholder return of 12.5% for the performance period commencing on the Start Date and ending at the end of the Company’s fiscal year ending February 2025, subject to Mr. Sarlls’ continued service through the end of the performance period. The Compensation Committee has discretion to determine the number of RSUs between 0-200% of the target number that will vest based on achievement of performance below or above the target performance goal. As a result of Mr. Sarll’s termination, Service-based RSU awards in the amount of 69,521 were forfeited.

The Compensation Committee determined that stock options should represent a significant portion of Mr. Sarlls’ initial equity incentive compensation awards in recognition of their inherent tie to the Company’s stock price performance: because an option holder is economically motivated to exercise the option only if the current stock price is above the exercise price, time-vesting stock options inherently reward increases in the Company’s stock price over time. The stock options granted to Mr. Sarlls’ vested with respect to 1/3 of the shares on the last day of fiscal year 2023 (February 28, 2023), and were scheduled to vest in equal quarterly increments on the last day of each quarter ending after that date until the last day of the Company’s fiscal year ending February 2025, however, as described below, as a result of Mr. Sarlls’ termination, unvested stock options in the amount of 11,528 were forfeited.

Mr. Sarlls’ offer letter contained a double-trigger requirement in connection with any change of control payments. Subject to the terms and conditions set forth in the offer letter, if, at any time, the Company terminated Mr. Sarlls’ employment without cause (as defined in the offer letter) (other than as a result of his death or disability or he terminates his employment for good reason (as defined in the offer letter), then he would have been able to receive the amounts following severance payments and benefits:

•

Cash payment equal to 15 months of his then-current base salary, payable in installments in accordance with the Company’s normal payroll procedures, or in a lump sum if such termination occurs on or within two years following a change in control event.

•

Cash payment equal to a pro-rated portion of his then-current annual bonus for the fiscal year that includes such termination date, based on actual achievement of Company performance goals for that fiscal year, to be paid at the same time such annual bonus would have been paid had his employment not terminated.

•

Continued COBRA coverage under the Company’s group health plan premiums for 12 months, unless he obtains health care coverage from another source (e.g., a new employer or spouse’s benefit plan), or ceases to be entitled to COBRA continuation coverage under the Company’s group health plan, before then.

Thus, there is no single trigger change of control; a change of control would have only impacted the timing of a payment if the Company terminated Mr. Sarlls’ employment without cause (as defined in the offer letter) (other than as a result of his death or disability or he terminated his employment for good reason (as defined in the offer letter)).

In structuring Mr. Sarlls’ compensation package, the Compensation Committee employed practices that reflect the Company’s commitment to good compensation governance and to address prior years’ say on pay voting results and considering comments from the Company’s stockholders:

Compensation Best Practices	Compensation Practices Eliminated
• Performance-based compensation that uses a variety of performance measures and performance periods.	• No excessive cash payments triggered by Chief Executive Officer termination.

• A substantial majority of executive pay “at risk,” based on a mix of financial, operational and stock price performance metrics.	• No accelerated vesting of equity incentive compensation triggered by Chief Executive Officer termination.

• Maximum incentive award payouts.	• No excessive perquisites.

Robert J. Sarlls Separation Agreement

Effective January 27, 2024, the Company terminated the services of Mr. Sarlls and entered into a separation agreement which specified that, due to the involuntary termination, certain cash payments would be made. These severance payments and the Company’s share of associated payroll taxes in the amount of approximately $660,000 will occur over a 15-month period. The Company accrued a total of approximately $692,000 for all cash payments to be made to Mr. Sarlls pursuant to the separation agreement.

In addition, all unvested RSU awards and stock options were cancelled upon effectiveness of the separation agreement. Stock options in the amount of 11,528 were cancelled as the employee had not met the service vesting condition as of the date of the separation agreement. Vested stock options in the amount of 16,140 could be exercised during the post termination exercise period as specified in the original option agreement. These shares had not yet been exercised as of February 29, 2024.

Service-based RSU awards in the amount of 27,130 shares were cancelled pursuant to the separation agreement as the employee had not met the required service conditions as of the date of the separation agreement. Performance-based awards totaling 46,630 shares were cancelled as the required performance and service conditions had not been met as of the date of termination. Because the required performance conditions had not yet been met and the requisite service had not been provided by the employee, the Company reversed all previously recorded stock-based compensation in the amount of $69,000 in accordance with ASC 718.

Letter Agreement with Starlette B. Johnson

On March 25, 2024, we entered into an offer letter with Ms. Johnson in connection with her appointment as Interim Chief Executive Officer, which provides that Ms. Johnson was entitled to receive (i) an annual base salary of $390,000, (ii) performance-based annual cash bonuses, (iii) equity awards, and (iv) customary employee benefits. Pursuant to the Offer Letter, Ms. Johnson served as an “at-will” employee of the Company, with no specified term as Interim Chief Executive Officer. On May 13, 2024, Ms. Johnson resigned as Interim Chief Executive Officer. As a result of her resignation, Ms. Johnson was entitled to $84,144 and will not receive an annual bonus.

Letter Agreement with A. Allen Arroyo

In connection with Mr. Arroyo’s appointment as the Company’s former Chief Financial Officer in July 2022, the Company and Mr. Arroyo entered into an offer letter that provides for a compensation package that included the following key elements:

•	annual base salary of $275,000;

•	performance-based annual cash bonus; and

•	stock option and restricted stock unit awards, including performance-based awards.

In setting Mr. Arroyo’s initial annual base salary, the Compensation Committee reviewed data provided by its compensation consultant, Compensation Advisory Partners, and considered the 50th percentile for annual base salary at peer companies based on this data, and determined to set Mr. Arroyo’s salary approximately 9.6% above such level in recognition of the challenges involved with providing a compelling and competitive compensation package to enable the Company to successfully recruit him to serve as Chief Financial Officer to continue to lead the Company’s transformation.

In accordance with, and in response to feedback from stockholders, the Company confirmed its commitment to tie a significant portion of executive compensation to performance going forward, the Compensation Committee determined that Mr. Arroyo’s initial annual cash incentive bonus opportunity should represent a significant portion of his total annual cash compensation, and set his initial annual cash incentive bonus to represent 30% of his annual base salary, at target level performance based on achievement of Company performance goals established by the Compensation Committee for applicable fiscal year, with the opportunity to receive up to 100% of annual target bonus for maximum performance. Mr. Arroyo’s annual cash incentive bonus for fiscal 2023 was earned based on achievement of the same performance goals that were already established by the Compensation Committee for the Company’s annual cash incentive bonus program for fiscal year 2023. The payment for any annual cash incentive bonus earned by Mr. Arroyo’ for fiscal 2023 was pro-rated based on his start date.

To further demonstrate the Compensation Committee’s commitment to tying a majority of Chief Financial Officer pay to performance, the Compensation Committee determined that all of the equity incentive compensation to be awarded to Mr. Arroyo should be earned based on performance and should represent an equal portion of his total compensation as his annual base salary. Accordingly, the Compensation Committee determined that Mr. Arroyo be awarded equity incentive grants with a grant date fair value of approximately $192,000 at target performance. The Compensation Committee evaluated the incentives provided by various forms of equity incentive compensation awards and determined that Mr. Arroyo’s awards should be 70% in the form of performance-vesting restricted stock units, or 19,778 RSUs, and 30% in the form of stock options, or 8,476 stock options, that vest over time based on his continued service.

The performance-vesting RSUs were scheduled to vest following the end of the Company’s fiscal year ending February 2025 with respect to the target number of RSUs if the Company achieves an annualized total shareholder return of 12.5% for the performance period commencing on the Start Date and ending at the end of the Company’s fiscal year ending February 2025, subject to Mr. Arroyo’s continued service through the end of the performance period. The Compensation Committee has discretion to determine the number of RSUs between 0-100% of the target number that will vest based on achievement of performance below or above the target performance goal. As a result of Mr. Arroyo’s resignation, RSU awards in the amount of 60,913 were forfeited.

The Compensation Committee determined that stock options should represent a significant portion of Mr. Arroyo’s initial equity incentive compensation awards in recognition of their inherent tie to the Company’s stock price performance: because an option holder is economically motivated to exercise the option only if the current stock price is above the exercise price, time-vesting stock options inherently reward increases in the Company’s stock price over time. One third of the stock options granted to Mr. Arroyo vested on February 28, 2023. Following February 28, 2023 the remaining stock options granted to Mr. Arroyo vested quarterly in increments of one twelfth, with the full vested amount being reached on February 28, 2025. As described below, as a result of Mr. Arroyo’s termination, unvested stock options in the amount of 3,990 were forfeited.

Mr. Arroyo’s offer letter contained a double-trigger requirement in connection with any change of control payments. Subject to the terms and conditions set forth in the offer letter, if, at any time, the Company terminated Mr. Arroyo’s employment without cause (as defined in the offer letter) (other than as a result of his death or disability or he terminates his employment for good reason (as defined in the offer letter), then he would have been able to receive the amounts following severance payments and benefits:

•

Cash payment equal to 9 months of his then-current base salary, payable in installments in accordance with the Company’s normal payroll procedures, or in a lump sum if such termination occurs on or within two years following a change in control event.

•

Cash payment equal to a pro-rated portion of his then-current annual bonus for the fiscal year that includes such termination date, based on actual achievement of Company performance goals for that fiscal year, to be paid at the same time such annual bonus would have been paid had his employment not terminated.

•

Continued COBRA coverage under the Company’s group health plan premiums for 9 months, unless he obtains health care coverage from another source (e.g., a new employer or spouse’s benefit plan), or ceases to be entitled to COBRA continuation coverage under the Company’s group health plan, before then.

Thus, there is no single trigger change of control; a change of control would have only impacted the timing of a payment if the Company terminated Mr. Arroyo’s employment without cause (as defined in the offer letter) (other than as a result of his death or disability or he terminated his employment for good reason (as defined in the offer letter)).

In structuring Mr. Arroyo’s compensation package, the Compensation Committee employed practices that reflect the Company’s commitment to good compensation governance and to address prior years’ say on pay voting results and considering comments from the Company’s stockholders:

Effective May 17, 2024, Mr. Arroyo resigned as our Chief Financial Officer. As a result of his resignation, 60,913 of Mr. Arroyo’s unvested restricted stock units and 3,990 of Mr. Arroyo’s unvested stock options were forfeited.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our Company.

Potential Payments upon Termination or Change of Control

We have arrangements with certain of our named executive officers providing for post-employment payments under certain conditions, as described above and in “Letter Agreement with Robert J Sarlls”, the “Letter Agreement with A. Allen Arroyo” and the “Letter Agreement with Starlette B. Johnson”.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning unexercised stock options and stock awards that had not vested for each of the named executive officers as of February 29, 2024:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)		Number of Securities Underlying Unexercised Options (#) (Un-exercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert Sarlls	5/9/2022	27,668	(1)	11,528	(1)	6.38	5/9/2032	-	-	(2)
Allen Arroyo	8/10/2022	8,476	(1)	3,990	(1)	6.85	8/10/2032	-	-	(2)
Allen Arroyo	8/11/2023	-		-		-	-	41,135	166,597	(2)
Ryan R. McGrath	3/27/2019	-		-		-	-	3,000	13,499

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our principal executive officers and the other named executive officers (as calculated in accordance with Item 402(v) of Regulation S-K).

Year	Summary Compensation Table Total for PEO 1(2)		Summary Compensation Table Total for PEO 2(3)		Compensation Actually Paid to PEO 1(2)(5)		Compensation Actually Paid to PEO 2(3)(6)		Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(4)(7)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(8)	Net Loss (thousands)(9)	Earnings Per Share
2024(1)	$	N/A		$552,115	$	N/A		$552,115	$158,734	$143,545	$125.25	$(4,661.19)	$(0.66)
2023		$1,497,258		$820,844		$1,497,258		$872,311	$872,594	$727,885	$148.39	$(5,680.78)	$(0.91)
2022		$968,686	$	N/A		$612,018	$	N/A	$228,375	$238,042	$94.71	$(341.70)	$(0.06)

(1) PEO 1: Bryan Merryman served as the CEO in fiscal year 2022 and fiscal year 2023 (until May 8, 2022). PEO 2: Robert Sarlls was the CEO in fiscal year 2023, effective as of effective as of May 9, 2022, until January 27, 2024).

(2) These amounts reflect compensation of Mr. Merryman who resigned as the Company’s Interim President and CEO effective May 9, 2022.

(3) These amounts reflect compensation of Mr. Sarlls who was appointed the Company’s CEO effective May 9, 2022 until January 27, 2024.

(4) Non-PEO NEOs for fiscal year 2023 were Edward L. Dudley, our former Senior Vice President — Sales and Marketing, and Gregory L. Pope, Sr., our former Senior Vice President — Franchise Development. Non-PEO NEOs for fiscal year 2024 were A. Allen Arroyo CFO, Ryan McGrath Senior VP – Information Technology, Kara Conklin VP Franchise Development, and Donna Coupe VP Franchisee Support and Training.

(5) The amounts reported represent the “compensation actually paid” to PEO 1, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to PEO 1 in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our principal in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid.

(a)	The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.

(b)

The equity award adjustments for each fiscal year include the following: (i) the addition (or subtraction, if applicable) of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year and the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of the amount reported in the “Total” column of the Summary Compensation Table for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$-	$-	$-	$-	$-	$-	$-
2023	$-	$-	$-	$-	$-	$-	$-
2022	$-	$-	$-	$252,688.11	$-	$-	$252,688.11

(6)

The amounts reported represent the “compensation actually paid” to PEO 2, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to PEO 2 in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our principal in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid.

(a)	The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.

(b)

The equity award adjustments for each fiscal year include the following: (i) the addition (or subtraction, if applicable) of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year and the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of the amount reported in the “Total” column of the Summary Compensation Table for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$-	$-	$-	$-	$-	$-	$-
2023	$-	$-	$-	$291.69	$-	$-	$291.69
2022	$-	$-	$-	$(1,008.08)	$-	$-	$9,667.44

(7)

The amounts reported represent the “compensation actually paid” to our Non-PEO NEOs, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our Non-PEO NEOs in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our principal in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid.

(a)	The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.

(b)

The equity award adjustments for each fiscal year include the following: (i) the addition (or subtraction, if applicable) of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year and the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of the amount reported in the “Total” column of the Summary Compensation Table for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$-	$-	$-	$-	$-	$-	$-
2023	$-	$-	$-	$-	$-	$-	$-
2022	$-	$-	$-	$252,688.11	$-	$-	$252,688.11

(8)

Total shareholder return (“TSR”) is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(9)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

Relationship between Compensation Actually Paid for PEO and Non-PEO NEOs (Average) vs. Total Shareholder Return

The following chart shows the relationship between the compensation actually paid to our PEOs and the average of the compensation actually paid to Non-PEO NEOs, with our cumulative TSR for the fiscal years ended February 29, 2024 and February 28, 2023. TSR amounts reported in the graph assume an initial fixed investment of $100 on February 28, 2023.

Relationship between Compensation Actually Paid for PEO and Non-PEO NEOs (Average) vs. Net Loss

The following chart shows the relationship between Compensation Actually Paid to our PEOs and Average Compensation Actually Paid to our Non-PEO NEOs, and Net Loss.

Relationship between Compensation Actually Paid for PEO and Non-PEO NEOs (Average) vs. Earnings Per Share

The following chart shows the relationship between Compensation Actually Paid to our PEOs and Average Compensation Actually Paid to our Non-PEO NEOs, and our Earnings Per Share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our named executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) all our directors, director nominees and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our common stock The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of June 28, 2024 and are based on 6,341,595 shares of common stock outstanding as of June 28, 2024. Except as noted below, the address for all beneficial owners in the table below is c/o Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Executive Officers:
Jeffrey R. Geygan(2)(3)	1,279,561	20.18%
Starlette B. Johnson	14,068	* %
Mark O. Riegel	12,708	* %
Steven L. Craig	-	* %
Charles B. Arnold	1,024	* %
Ryan R. McGrath	12,000	* %
All directors, director nominees and executive officers as a group (6 persons)	1,319,361	20.80%
Greater than 5% Stockholders
Global Value Investment Corp.(3)	1,234,816	19.47%
FMR LLC(4)	579,368	9.14%
Wax Asset Management, LLC(5)	572,196	9.02%
Bradley L. Radoff(6)	458,548	7.23%
Franklin E. Crail	364,683	5.75%
Renaissance Technologies LLC(7)	334,324	5.27%

*	Represents less than 1% of the number of shares of our common stock outstanding as of June 28, 2024.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon vesting of shares of restricted stock held by the respective person or group that will vest within 60 days of June 28, 2024 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of June 28, 2024.

(2)

Includes (i) 44,745 shares of common stock, and (ii) 1,234,816 shares of common stock through Global Value Investment Corp., including shares of common stock that may be deemed to be indirectly beneficially owned by Global Value Investment Corp, which Mr. Geygan, as chief executive officer and principal of Global Value Investment Corp., may be deemed to beneficially own. See footnote 3.

(3)	Based in part on the information contained in a filing on Schedule 13DA filed with the SEC on June 13, 2024. The address of Global Value Investment Corp. is 1433 N. Water Street, Suite 400, Milwaukee, Wisconsin 53202.
(4)	Based solely on the information contained in a filing on Schedule 13G/A filed with the SEC on February 9, 2023. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(5)	Based solely on the information contained in a filing on Schedule 13G filed with the SEC on February 8, 2024. The address of Wax Asset Management, LLC is 44 Cherry Lane, Madison, CT 06443.
(6)	Based solely on the information contained in a filing on Schedule 13D/A filed with the SEC on August 4, 2023. The address of Mr. Radoff is 2727 Kirby Drive, Unit 29L, Houston, Texas 77098.
(7)	Based solely on the information contained in a filing on Schedule 13G/A filed with the SEC on February 13, 2024. The address of Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022. Summer Street, Boston, Massachusetts 02210.

Changes in Control

We are not aware of or a party to any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of Forms 3 and 4 (and amendments thereto) and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of any class of our equity securities failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act during our most recent fiscal year, except that Jeffrey R. Geygan filed one late Form 4 reporting the acquisition of the Company’s common stock and Global Value Investment Corp. filed one late Form 4 reporting the acquisition of the Company’s common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to the Company’s equity compensation plan, as of February 29, 2024, which consists solely of the Company’s 2007 Equity Incentive Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by the Company’s stockholders	178,656	6.49	183,974
Equity compensation plans not approved by the Company’s stockholders	-	-	-
Total	178,656	6.49	183,974

(1)	Awards outstanding under the 2007 Equity Incentive Plan as of February 29, 2024 consist of 160,958 unvested restricted stock units.
(2)

Represents shares remaining available under the Company’s 2007 Equity Incentive Plan. Shares available for future issuances under the 2007 Equity Incentive Plan may be issued in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and performance units, and other stock and cash-based awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions

Other than equity and other compensation, termination, change of control and other arrangements, which are described under “Executive Compensation” and “Director Compensation,” respectively, since March 1, 2022, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Policies and Procedures for Approving Transactions with Related Persons

The Board has adopted a Related Party Transaction Policy setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the Audit Committee of the Board, including, without limitation, purchases of products or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. The text of the Related Party Transaction Policy is available under the “Governance” tab on the “Investors” section of our website at www.rmcf.com.

INDEPENDENT AUDITORS AND RELATED FEES

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors

Our Audit Committee is responsible for appointing, approving fees and overseeing the working of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered accounting firm for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.

Principal Accountant Fees and Services

The following table shows the aggregate fees paid or accrued by the Company to our independent auditor, Plante & Moran, PLLC for the audit and other services provided in fiscal year 2024 and fiscal year 2023:

	2024	2023
Audit Fees	$126,759	$232,674
Audit-related Fees	2,452	4,500
Tax Fees	19,694	36,150
Total	$148,905	$273,324

The following table shows the aggregate fees paid or accrued by the Company to our independent auditor, CohnReznick LLP for the audit and other services provided in fiscal year 2024 and fiscal year 2023:

	2024	2023
Audit Fees	$326,454	$-
Audit-related Fees	-	-
Tax Fees	86,000	-
Total	$412,454	$-

Audit Fees.    Audit fees in fiscal year 2024 and fiscal year 2023 consist of for fees billed for the audit of our annual financial statements and the review of the interim financial statements.

Audit-Related Fees.     Audit-related fees in fiscal year 2024 and fiscal year 2023 consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefit plans, and additional compliance procedures related to performance of the review or audit of the Company’s financial statements, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. These services support the evaluation of the effectiveness of internal controls.

Tax Fees.    Tax fess in fiscal year 2024 and fiscal year 2023 consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning services.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, filed with the SEC on June 13, 2024 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Review and Discussions with Management and Independent Accountants

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company, and we may not be, and we may not represent ourselves to be, or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent registered public accounting firm included in the report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not ensure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB or that the Company’s independent registered public accounting firm is in fact “independent.”

The Audit Committee has met and held discussions separately with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s audited financial statements for the fiscal year ended February 29, 2024 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The independent registered public accounting firm also provided to the Audit Committee the written disclosure and letter required by applicable requirements of the PCAOB regarding the independent accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm the firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions described above, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended February 29, 2024 filed with the SEC.

Submitted by the Audit Committee

Audit Committee: Starlette B. Johnson, Chair Steven Craig Mark O. Riegel

PROPOSALS TO BE VOTED ON

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of five director nominees named in this Proxy Statement as directors, each to serve until our 2025 Annual Meeting and until their respective successors are elected and qualified. The Board has unanimously nominated each of our five existing directors for election to the Board at the Annual Meeting.

All of our nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Company may designate, unless a contrary instruction is indicated in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF OUR DIRECTOR NOMINEES.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF PLLCCOHNREZNICK LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected CohnReznick LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending February 28, 2025. Although stockholder approval for this appointment is not required, the Audit Committee and the Board are submitting the selection of CohnReznick LLP for ratification to obtain the views of stockholders and as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain CohnReznick LLP.

Representatives of CohnReznick LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF COHNREZNICK LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2025.

PROPOSAL THREE: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

We are offering our stockholders an opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) (commonly referred to as a “say-on-pay” vote). The say-on-pay vote gives you as a stockholder the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement. The Board of Directors and our Compensation Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation elements and the overall program design, as it relates to our named executive officers. We will hold this vote on an annual basis.

Our Compensation Committee believes that the objectives of our executive compensation program, as it relates to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our named executive officers and our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers. This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement as it relates to our named executive officers.

Prior to casting your vote on this proposal, you are encouraged to read this Proxy Statement, and in particular the section entitled “Executive Compensation,” including the compensation tables and narrative discussion, for a more detailed discussion of our compensation philosophy, objectives and programs.

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any other related disclosure in the proxy statement.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, IN AN ADVISORY MANNER, FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR: APPROVAL OF THE ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. 2024 OMNIBUS INCENTIVE COMPENSATION PLAN

BACKGROUND

On June 25, 2024 (the “Effective Date”), the Board approved the Rocky Mountain Chocolate Factory, Inc. 2024 Omnibus Incentive Compensation Plan (the “2024 Plan”), subject to approval of the 2024 Plan by our stockholders at the 2024 Annual Meeting of the Company’s Stockholders. Awards, other than restricted stock, may be granted under the 2024 Plan on and after the Effective Date; but no such awards may be exercised, vested, paid or otherwise settled, or any shares of common stock issued, unless and until our shareholders approve the 2024 Plan. Restricted stock may only be granted if and after our shareholders approve the 2024 Plan.

In assessing the appropriate terms of the 2024 Plan, the Board considered, among other items, our compensation philosophy and practices, as well as feedback from other stakeholders. The Board believes that awards tied to our common stock and Company performance promote the long-term success of the Company and views the 2024 Plan as an essential element of the Company’s overall compensation program.

The Board believes that the 2024 Plan (i) assists the Company in attracting, retaining and motivating our employees, officers, directors and consultants; (ii) provides equitable and competitive compensation opportunities; (iii) recognizes individual contributions; and (iv) rewards goal achievement and aligns the interests of the participants with those of our shareholders.

The following summary of the material terms of the 2024 Plan is qualified in its entirety by reference to the complete text of the 2024 Plan, which is attached hereto.

Expected Duration

We expect that the shares available under the 2024 Plan for future awards, if the 2024 Plan is approved by our stockholders, will be sufficient for currently anticipated awards for the next three years. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the 2024 Plan reserve upon awards’ expiration, forfeiture or cash settlement without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions used are reasonable, future share usage may differ from current expectations.

SUMMARY OF 2024 OMNIBUS INCENTIVE COMPENSATION PLAN

Eligibility

Employees and consultants of the Company and its affiliates are eligible to receive awards under the 2024 Plan, including all of our executive officers (currently 6) and approximately150 other employees and consultants. Non-employee directors (currently 4) are also eligible to receive awards under the 2024 Plan. Incentive stock options (“ISOs”), however, may only be granted to employees of the Company and its corporate subsidiaries.

Administration

We will bear all expenses of the 2024 Plan, and our Compensation Committee will administer the plan. The Compensation Committee has the authority to grant awards to such eligible persons and upon such terms and conditions (not inconsistent with the provisions of the 2024 Plan) as it may consider appropriate. Among the Compensation Committee’s powers is the authority to (i) determine the form, amount and other terms and conditions of awards; (ii) clarify, construe or resolve any ambiguity in any provision of the 2024 Plan or any award agreement; (iii) amend the terms of outstanding awards, subject to the grantee’s consent in certain cases and the 2024 Plan’s prohibitions against repricing of awards without stockholder approval; and (iv) adopt such rules, forms, instruments and guidelines for administering the 2024 Plan as the Compensation Committee deems necessary or proper. The Compensation Committee may delegate any or all of its administrative authority to one or more of our officers, except with respect to awards to non-employee directors and executive officers, including executive officers who are subject to Section 16 of the Exchange Act. Based on service, performance and/or other factors or criteria, the Compensation Committee may, after grant of the award, accelerate the vesting of all or any part of the award. Notwithstanding the foregoing, any exercise of discretion regarding awards for non-employee directors must be approved by our Board.

Share Limits and Share Counting Provisions

Under the terms of the 2024 Plan, the maximum number of shares of our common stock reserved for delivery in settlement of awards shall be an aggregate of (i) 600,000 shares of our common stock, $0.001 par value per share, plus (ii) that number of shares of common stock remaining available for issuance as of the Effective Date under the Rocky Mountain Chocolate Factory, Inc. 2007 Equity Incentive Plan, as amended (the “Prior Plan”) (that is, shares of common stock not subject to outstanding awards under the Prior Plan nor delivered from the shares of common stock reserved under the Prior Plan), plus (iii) that number of shares of common stock subject to awards granted under the Prior Plan that are outstanding as of the Effective Date and which become available in accordance with the provisions below after the stockholders of the Company approve the Plan. The total number of shares of common stock that may be delivered pursuant to the exercise of ISOs granted under the 2024 Plan may not exceed 600,000 shares of common stock.

Shares of common stock covered by an award shall only be counted as used to the extent actually used. A share of common stock issued in connection with an award under the 2024 Plan shall reduce the total number of shares of common stock available for issuance under the 2024 Plan by one; provided, however, that, upon settlement of a stock appreciation right (“SAR”), the total number of shares available for issuance under the 2024 Plan shall be reduced by the gross number of shares underlying the portion of the SAR that is exercised. If any award under the 2024 Plan or any award under the Prior Plan that is outstanding as of the Effective Date terminates without the delivery of shares of common stock, whether by lapse, forfeiture, cancellation or otherwise, the shares of common stock subject to such award, to the extent of any such termination, shall again be available for grant under the 2024 Plan. Notwithstanding the foregoing, upon the exercise of any such award granted in tandem with any other awards, such related awards shall be cancelled to the extent of the number of shares of common stock as to which the award is exercised, and such number of shares shall no longer be available for awards under the 2024 Plan. If any shares subject to an award granted under the 2024 Plan or any award granted under the Prior Plan that is outstanding as of the Effective Date are withheld or applied as payment in connection with the exercise of such award or the withholding or payment of taxes related thereto or separately surrendered by the participant for any such purpose, such returned shares of common stock will be treated as having been delivered for purposes of determining the maximum number of shares remaining available for grant under the 2024 Plan and shall not again be treated as available for grant under the 2024 Plan. The number of shares available for issuance under the 2024 Plan may not be increased through the purchase of shares on the open market with the proceeds obtained from the exercise of any options or purchase rights granted under the 2024 Plan or the Prior Plan. Notwithstanding the foregoing, however, in the case of any substitute award granted in assumption of or in substitution for an entity award issued by an acquired entity, shares delivered or deliverable in connection with such substitute award shall not be counted against the number of shares reserved under the 2024 Plan (to the extent permitted by applicable stock exchange rules), and available shares of stock under a shareholder-approved plan of an acquired entity (as appropriately adjusted to reflect the transaction) also may be used for awards under the 2024 Plan, and shall not reduce the number of shares otherwise available under the 2024 Plan (subject to applicable stock exchange requirements).

If a dividend or other distribution (whether in cash, shares or other property) (excluding ordinary dividends or distributions), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or the repurchase or exchange of shares of our common stock or other securities, or other rights to purchase shares of our securities or other similar transaction or event, affects our shares of common stock such that the Compensation Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2024 Plan, the Compensation Committee shall make an equitable change or adjustment as it deems appropriate in the number and kind of securities that may be issued pursuant to awards under the 2024 Plan, the per individual limits on the awards that can be granted in any calendar year and any outstanding awards and the related exercise prices (as defined below) relating to any such awards, if any.

Grant Limits

Generally, no grantee (other than a non-employee director) may be granted awards in a single fiscal year of the Company under the 2024 Plan denoted in shares with respect to more than 75,000 shares (twice that limit for awards granted in the Company’s fiscal year in which the grantee (other than a non-employee director) first commences employment or service). The maximum potential value of awards under the 2024 Plan denoted in dollars that may be granted in a single fiscal year of the Company to any grantee (other than a non-employee director) may not exceed $300,000 (twice that limit for awards granted to a grantee (other than a non-employee director) in the Company’s fiscal year in which the grantee first commences employment or service). A non-employee director may not be granted awards under the 2024 Plan in a single fiscal year of the Company that, taken together with any cash fees paid for the director’s service as a director during the year, exceeds $250,000 in total value (calculating the value of such awards based on the grant date fair value for financial accounting purposes.

Types of Awards

The 2024 Plan permits the grant of any or all of the following types of awards to grantees: (i) stock options, including non-qualified options and ISOs; (ii) SARs; (iii) restricted stock; (iv) deferred stock and restricted stock units; (v) performance units and performance shares; (vi) dividend equivalents; and (vii) other stock-based awards.

Generally, awards under the 2024 Plan are granted for no consideration other than prior and/or future services. Awards granted under the 2024 Plan may, in the discretion of the Compensation Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2024 Plan or any other plan of ours; provided, however, that if a SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term, and the exercise price of the SAR may not be less than the exercise price of the related ISO. The material terms of each award will be set forth in a written or electronic award agreement between the grantee and the Company. The agreements will specify when the award may become vested, exercisable or payable. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the 2024 Plan. The 2024 Plan is unfunded, and we will not segregate any assets for grants of awards under the 2024 Plan. The 2024 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

Other than awards excluded from the minimum vesting requirement as set forth herein, no award may be granted under the 2024 Plan that will be eligible to vest earlier than 12 months after the date of grant and/or have a performance period of less than 12 months. Notwithstanding the foregoing, the following awards shall not be subject to the foregoing minimum vesting requirements: any (i) awards granted in connection with awards issued by an acquired entity that are assumed, converted or substituted pursuant to the 2024 Plan; (ii) shares of common stock delivered in lieu of fully vested cash obligations; (iii) awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant of the award and the next annual meeting of the Company’s stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s stockholders; and (iv) additional awards that the Committee may grant without regard to the foregoing minimum vesting requirements up to a maximum of five percent (5%) of the number of shares of common stock that are available for issuance under the 2024 Plan (subject to adjustment as set forth in the 2024 Plan). The foregoing restrictions do not limit the Compensation Committee’s authority to accelerate, or provide for the acceleration of, the vesting of all or any part of any award granted under the 2024 Plan.

Stock Options and SARs

The Compensation Committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our parent or subsidiary corporations). A stock option allows a grantee to purchase a specified number of our shares at a predetermined price per share (the “Option Exercise Price”) during a fixed period measured from the date of grant. A SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share (the “SAR Exercise Price”). The Option Exercise Price or SAR Exercise Price will be determined by the Compensation Committee and set forth in the award agreement, but neither may be less than the fair market value of a share on the grant date (110 percent of the fair market value in case of certain ISOs or SARs granted in tandem with certain ISOs).

The term of each option or SAR is determined by the Compensation Committee and set forth in the award agreement, except that the term may not exceed 10 years (five years in case of certain ISOs or SARs granted in tandem with certain ISOs). Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), or, with the approval of the Compensation Committee, by delivering shares of common stock previously owned by the grantee, by the withholding of shares of common stock to be acquired upon the exercise of such option or by delivering restricted shares of common stock. The Compensation Committee may also permit a grantee to pay the Option Exercise Price through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as nonqualified options. No participant may be granted SARs in tandem with ISOs, which are first exercisable in any calendar year for shares of Company stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000.

Restricted Shares

The Compensation Committee may award restricted shares consisting of shares of common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Compensation Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. Unless the award agreement eliminates such rights, a grantee receiving restricted shares will have the right to vote the restricted shares and to receive any dividends payable on such restricted shares if and at the time the restricted shares vest (such dividends to either be deemed reinvested into additional restricted shares subject to the same terms as the restricted shares to which such dividends relate or accumulated and paid in cash when the restricted shares vest). Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

Restricted Stock Units and Deferred Stock

The Compensation Committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of our shares of common stock at the end of specified deferral periods or upon the occurrence of a specified event. A restricted stock unit award is the grant of a right to receive a specified number of our shares of common stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. Unless the agreement eliminates such rights, however, a grantee receiving restricted stock units or deferred stock will receive dividend equivalents with respect to restricted stock units or deferred stock, and such dividend equivalents will either be deemed to be reinvested in additional shares of restricted stock units or deferred stock subject to the same terms as the shares of restricted stock or deferred stock to which such dividend equivalents relate or accumulated and paid in cash only if the related restricted stock units or deferred stock becomes vested and payable.

Performance Units

The Compensation Committee may grant performance units, which entitle a grantee to cash or shares of common stock conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Compensation Committee and reflected in the award agreement. The Compensation Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

Performance Shares

The Compensation Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Compensation Committee and reflected in the award agreement. The Compensation Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents, which provide a grantee the right to receive payment equal to the dividends paid on a specified number of our shares. Dividend equivalents may be paid directly to grantees upon vesting or may be deferred for later delivery under the 2024 Plan. If deferred, such dividend equivalents may be credited with interest or may be deemed to be invested in our shares, other awards or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.

Other Stock-Based Awards

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2024 Plan also authorizes the Compensation Committee to grant awards that are valued in whole or in part by reference to or otherwise based on shares of our common stock. The Compensation Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Performance-Based Awards

The Compensation Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition to awards being granted or becoming exercisable or payable under the 2024 Plan, or as a condition to accelerating the timing of such events. Any applicable performance measure may be applied on a pre- or post-tax basis. An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Notwithstanding the foregoing, the vesting, exercise or payment of an award (other than a performance-based award) can be conditioned on mere continued employment or service.

Settlement of Awards

Awards generally may be settled in cash, shares of our common stock, other awards or other property, in the discretion of the Compensation Committee to the extent permitted by the terms of the 2024 Plan.

Change of Control

If there is a merger or consolidation of the Company with or into another corporation or a sale of substantially all of our shares or assets (a “Corporate Transaction”) that results in a Change in Control (as defined in the 2024 Plan), and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the Compensation Committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the terms of the 2024 Plan or the Compensation Committee accelerates the vesting of any such awards) and, with respect to any vested and nonforfeitable awards, the Compensation Committee shall either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction and/or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee. If any other award is not vested immediately prior to the consummation of the Corporate Transaction, such award will be cancelled without any payment to the grantee. Additionally, outstanding time-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) generally shall vest and become non-forfeitable upon a Change in Control; outstanding time-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) generally shall vest and become non-forfeitable upon the grantee’s retirement, death, disability, or termination without cause, in each case within 12 months after the Change in Control (provided such accelerated vesting does not violate Section 409A of the Code). Outstanding performance-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall be prorated and vest at target; outstanding performance-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall be converted into time-based awards and will become vested and non-forfeitable upon the grantee’s retirement, death, disability, or termination without cause, in each case within 12 months after the Change in Control (provided such accelerated vesting does not violate Section 409A of the Code). The foregoing actions are subject to compliance with Section 409A of the Code.

Amendment and Termination of the 2024 Plan

The 2024 Plan may be amended, suspended or terminated by our Board without further shareholder approval, unless such shareholder approval of any such amendment is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our shares of common stock are then listed or quoted. An amendment will be contingent on approval of our shareholders if the amendment would (i) increase the benefits accruing to participants under the 2024 Plan, including without limitation, any amendment to the 2024 Plan or any agreement to permit a repricing or decrease in the exercise price of any outstanding awards, (ii) increase the aggregate number of shares of common stock that may be issued under the 2024 Plan, or (iii) modify the requirements as to eligibility for participation in the 2024 Plan. In addition, subject to the terms of the 2024 Plan, no amendment or termination of the 2024 Plan may materially and adversely affect the right of a grantee under any outstanding award granted under the 2024 Plan without the participant’s consent.

Unless earlier terminated by our Board, the 2024 Plan will terminate when no shares of common stock remain reserved and available for issuance and no other awards remain outstanding or, if earlier, on the day immediately preceding the tenth anniversary of the Effective Date.

Stockholder Rights

No grantee shall have any rights as a stockholder of the Company until such award is settled by the issuance of common stock, other than awards for which certain voting and dividend rights or dividend equivalents may be granted.

Transferability

Generally, an award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the grantee to whom the award is granted, the award may only be exercised by, or payable to, the grantee. However, the Compensation Committee may provide that awards other than ISOs or a corresponding SAR that is related to an ISO may be transferred by a grantee to any permitted transferee (as defined in the 2024 Plan). Any such transfer will be permitted only if (i) the grantee does not receive any consideration for the transfer, (ii) the Compensation Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the permitted transferee. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the grantee, except that such transferee may only transfer the award by will or the laws of descent and distribution.

No Repricing

Notwithstanding any other provision of the 2024 Plan, no option or SAR may be amended to reduce the exercise or grant price nor cancelled in exchange for other options or SARs with a lower exercise or grant price or shares or cash, without shareholder approval.

Compliance with Applicable Law

No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which our Company is a party, and the rules of all domestic stock exchanges on which our Company’s shares may be listed.

No Employment Rights

Awards do not confer upon any individual any right to continue in the employ or service of our Company or any affiliate or subsidiary.

Recoupment of Awards

The 2024 Plan provides that awards granted under the 2024 Plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the claw-back of “incentive-based compensation” under any claw-back policy that we may have in place or under the Exchange Act or under any applicable rules and regulations promulgated by the SEC or other applicable law or the primary stock exchange on which our shares are listed.

Miscellaneous

Each grantee in the 2024 Plan remains subject to the securities trading policies adopted by our Company from time to time with respect to the exercise of options or SARs or the sale of shares of Company stock acquired pursuant to awards granted under the 2024 Plan. A grantee shall forfeit any and all rights under an award upon notice of termination by the Company or any affiliate for “Cause” as such term is defined in the 2024 Plan. Award agreements shall contain such other terms and conditions as the Compensation Committee may determine in its sole discretion (to the extent not inconsistent the 2024 Plan).

NEW PLAN BENEFITS

The benefits that will be awarded or paid under the 2024 Plan are currently not determinable. The awards granted under the 2024 Plan will depend on the administrator’s actions and the fair market value of shares at various future dates and the administrator has not determined future awards or who might receive them. As a result, it is not possible to determine the benefits that executive officers and other employees and non-employee directors and consultants will receive if the 2024 Plan is approved by the Company’s stockholders.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2024 Plan based on the law in effect as of the date of this Proxy Statement. This summary, which is presented for the information of shareholders considering how to vote on this proposal, is not intended to be exhaustive. It does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or foreign, state, or local tax consequences. Nor does it describe tax consequences based on any grantee’s particular circumstances. Each grantee in the 2024 Plan should refer to the text of the plan set forth in Appendix A and consult with his or her own tax advisor as to specific questions relating to tax consequences of participation in the plan.

Nonqualified Stock Options. The grant of a nonqualified stock option will not be a taxable event. The optionee generally will recognize ordinary income upon exercise of the option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including option shares withheld by us to satisfy tax withholding obligations) over the exercise price of the option, and generally the Company will be allowed a deduction in this amount, subject to any limitations under Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “IRC”) or any other tax rule. Upon disposition of the shares received upon exercise, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the optionee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the option was exercised).

ISOs. Neither the grant nor the exercise of an ISO will be a taxable event for regular tax purposes, except that the alternative minimum tax may apply to the exercise. The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of the option provided the optionee does not dispose of such shares within two years from the date the option was granted or within one year after the shares were transferred to the optionee. For purposes of determining such gain or loss, the optionee’s basis in such shares will, in general, be the exercise price of such option. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the option. If the optionee disposes of the shares acquired upon exercise before satisfying both of the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized upon the disposition of the shares) and the exercise price of such option, and the Company will generally be entitled to a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be taxed as a long-term or short-term capital gain, depending upon the length of time the recipient held the shares.

SARs. The grant of a SAR will not be a taxable event. The recipient of a SAR generally will recognize ordinary income upon exercise of the SAR, in an amount equal to the excess of the fair market value of the exercised shares at the time of exercise (including shares withheld by us to satisfy tax withholding obligations) over the exercise or base price of the SAR, and generally the Company will be allowed a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. Upon disposition of any shares received upon exercise, the recipient will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the recipient upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the recipient’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the SAR was exercised).

Restricted Shares. The grant of restricted stock will not be a taxable event until the award vests, unless the participant timely files an election under Section 83(b) of the IRC to be taxed at the time of grant. If the recipient makes such an election, he or she will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss, and any dividends paid after the date of grant will be taxed as dividend income. If the recipient does not make an 83(b) election, the recipient will upon vesting recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any), and any dividends that accrue and become vested similarly will be taxed as ordinary wage income. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The Company will generally be allowed a deduction for the compensation income recognized by the recipient, subject to any limitations under Section 162(m) or any other tax rule.

Restricted Stock Units, Deferred Stock, Performance Units and Performance Based Awards. The grant of an award of restricted stock units (including deferred stock, performance-based awards, or performance units) will not be a taxable event. The recipient of the award generally will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock received (or the amount of any cash payment made in lieu of shares or upon the vesting and payment of any dividend equivalents), and generally the Company will be entitled to a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income with respect to the shares. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares. A recipient who makes a proper election to defer the settlement of restricted stock units will not recognize income with respect to the restricted stock units, and the Company will not be entitled to a corresponding deduction, until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income, and the Company will be entitled to a corresponding deduction, subject to any limitations under Section 162(m) of the IRC or any other tax rule, equal to the fair market value of the shares of common stock issued at that time (or the amount of any cash payment made in lieu of shares or upon the vesting and payment of any dividend equivalents).

Other Stock-Based Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock-based, the recipient will generally recognize ordinary income in an amount equal to the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the IRC.

Equity Compensation Plan Information

Because future awards under the 2024 Plan will be granted in the discretion of the Compensation Committee, the type, number of recipients and other terms of such awards cannot be determined at this time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2024 OMNIBUS INCENTIVE COMPENSATION PLAN.

OTHER MATTERS

The Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

STOCKHOLDER PROPOSALS AND NOMINEES FOR 2025 ANNUAL MEETING

Deadlines for Submitting Stockholder Proposals and Director Nominations

Any proposal that a stockholder wishes to have considered for inclusion in our 2025 proxy materials pursuant to SEC Rule 14a-8 must be received by us at the address below on or before April 25, 2025, unless the date of our next annual meeting of stockholders is more than 30 days before or after August 23, 2025, in which case the proposal must be received not later than the close of business on the later of the (i) 90th day before such annual meeting or (ii) 10th day following the date on which public announcement of the date of the next annual meeting of stockholders is first made.

If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the next annual meeting of stockholders through our proxy access bylaw provision, we must receive proper written notice of the nomination not later than 120 days or earlier than 150 days before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) in connection with the Annual Meeting, or between January 29, 2025 and February 28, 2025. In the event that the next annual meeting of stockholders is more than 30 days before or after August 23, 2025, the notice must be delivered no earlier than the 150th day prior to such meeting and no later than the 120th day prior to such meeting or the 10th day following the date on which public announcement of the meeting date is first made. In addition, the nomination must otherwise comply with the requirements in our Bylaws. The requirements of such notice can be found in our Bylaws, a copy of which is available under the “Governance” tab on the “Investors” section of our website at www.rmcf.com.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2025 annual meeting of stockholders, stockholders are advised to review our Bylaws as they contain requirements with respect to advance notice of stockholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a stockholder’s notice must be delivered to and received by the Company at our principal executive offices not less than 90 days or more than 120 days prior to the one-year anniversary of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal must be received between April 25, 2025 and the close of business on May 25, 2025. However, subject to the last sentence of this paragraph, in the event that the next annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 30 days after August 23,2024, notice by the stockholder to be timely must be received not later than the close of business on the later of the (i) 90th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of the next annual meeting of stockholders is first made. In no event shall an adjournment or postponement of the 2024 annual meeting of stockholders for which notice has been given, commence a new time period for the giving of a stockholder’s notice. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 24, 2025.

All stockholder director nominations and proposals must comply with the procedures outlined in our Bylaws and in SEC regulations regarding the inclusion of stockholder director nominations and proposals in company-sponsored proxy materials. Stockholder director nominations and proposals must be submitted in writing to the Company at our principal executive offices at 265 Turner Drive, Durango, Colorado 81303.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, filed with the SEC on June 13, 2024, is being made available to stockholders along with this proxy statement at www.rmcf.com/SEC-Filings.aspx. The Annual Report on Form 10-K, includes our audited financial statements and the financial statement schedule. Stockholders may request to receive an additional copy of our Annual Report on Form 10-K, as amended, including our audited financial statements and the financial statement schedule, at no charge by writing to the Company at our principal executive offices at 265 Turner Drive, Durango, Colorado 81303.

ROCKY MOUNTAIN CHOCOLATE FACTORY®

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Online**
Go to **www.envisionreports.com/RMCF** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/RMCF**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Elect five Directors:

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Starlette B. Johnson | ☐ | ☐ | 02 - Charles B. Arnold | ☐ | ☐ | 03 - Steven L. Craig | ☐ | ☐ |
| 04 - Jeffrey R. Geygan | ☐ | ☐ | 05- Mark O. Riegel | ☐ | ☐ | | | |

Each of the above-named attorneys and proxies (or his or her substitute) is authorized to vote in his or her discretion upon such other business as may properly come before the meeting or any adjournment thereof.

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 JNT

1 U P X 6 2 0 1 5 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

040TBC

**To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.**

**Small steps make an impact.**

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/RMCF

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Rocky Mountain Chocolate Factory, Inc.

**Meeting Details**
**August 23, 2024, 10:00 a.m. (Mountain Time)**

### THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JEFFREY R. GEYGAN AND TRACY D. WOJCIK, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the "Company") held of record by the undersigned on June 28, 2024, at the annual meeting of stockholders to be held on August 23, 2024 or any adjournment thereof.

Please mark boxes in black ink.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF COHNREZNICK, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2025 FISCAL YEAR, FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. 2024 OMNIBUS INCENTIVE COMPENSATION PLAN, AND AS THE PROXY HOLDER MAY DETERMINE IN HIS OR HER DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.**

(Continued and to be voted on reverse side.)

**C Non-Voting Items**

**Change of Address** — Please print new address below.